UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2011

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 4, 2011, CBL & Associates Properties, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Report”) to disclose the voting results of its annual meeting of stockholders held on May 2, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the Company’s stockholders regarding the frequency of stockholder advisory votes on the compensation paid to the Company’s named executive officers.  This Form 8-K/A is being filed as an amendment to the Original Report to disclose the decision of the Board of Directors as to how frequently the Company will hold such advisory votes in the future.  No other changes have been made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Report, the Company’s stockholders voted to recommend, on a non-binding, advisory basis, that future stockholder advisory votes on the compensation paid to the Company’s named executive officers be held annually.  Based on these results, the Company’s Board of Directors has determined that the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers annually until the next advisory vote regarding the frequency of holding such votes is required pursuant to applicable rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman of the Board, Chief Financial
Officer, Treasurer and Secretary

Date: September 27, 2011